EXHIBIT 23



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                        Independent Accountant's Consent





The Board of Directors
Ridgewood Financial, Inc.:


We consent to incorporation by reference in the previously filed Registration Statement on Form S-8 File No. 333-71725 of Ridgewood Financial, Inc. of our report dated January 24, 2000, relating to the consolidated statements of financial condition of Ridgewood Financial, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1999 Annual Report on Form 10-KSB of Ridgewood Financial, Inc.


                                                         /s/KPMG LLP
                                                         -----------------------
                                                         KPMG LLP


Short Hills, New Jersey
March 24, 2000